THIRD AMENDMENT TO

PARTICIPATION AGREEMENT

This Third Amendment to Participation Agreement (“Amendment”) is entered into by and among Legg Mason Investor Services, LLC (the “Distributor”), Legg Mason Partners Fund Advisor, LLC (the “Adviser”), Legg Mason Partners Variable Equity Trust and Legg Mason Partners Variable Income Trust (each a “Fund”, collectively the “Funds”) and Brighthouse Life Insurance Company (the “Company”).

WHEREAS, the parties entered into a Participation Agreement dated January 1, 2009, as amended April 30, 2010 and November 17, 2014 (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

WHEREAS, effective March 6, 2017 the Company changed its name from MetLife Insurance Company USA to Brighthouse Life Insurance Company;

WHEREAS, the parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

1.	References to MetLife Insurance Company USA shall be replaced with Brighthouse Life Insurance Company;

2.	Schedule A and Schedule B of this Amendment, attached hereto, supersede and replace in their entirety the Schedule A and Schedule B of the Agreement.

3.         The following replaces the two addresses for Brighthouse Life Insurance Company and the address for the Distributor set forth in ARTICLE X. Notices:

If to the Company:

Brighthouse Financial

One Financial Center, 21st Floor

Boston, MA 02111

Attn:   The Law Group

If to the Distributor:

c/o Legg Mason

100 First Stamford Place

Stamford, CT 06902

Attn :     Business Implementation

Email: Contracts-BusinessDevelopmentGroup@leggmason.com

4.   Other Terms. Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the parties to this Amendment.

For the purpose of referring to this Amendment, the date of this Amendment shall be October 3, 2019.

Legg Mason Investor Services, LLC	Brighthouse Life Insurance Company

By: /s/ Michael P. Mattera	By: /s/ Gregory E. Illson
Name: Michael P. Mattera	Name: Gregory E. Illson
Title: Managing Director	Title: Vice President
Date: 10/21/19	Date: 10/3/19

Legg Mason Partners Fund Advisor, LLC	Legg Mason Partners Variable Equity Trust

By: /s/ Jane Trust	By: /s/ Jane Trust
Name: Jane Trust	Name: Jane Trust
Title: President & CEO Mutual Fund Boards	Title: President & CEO Mutual Fund Boards
Date:	Date:

Legg Mason Partners Variable Income Trust

By: /s/ Jane Trust
Name: Jane Trust
Title: President & CEO Mutual Fund Boards
Date:

SCHEDULE A

Separate Accounts and Associated Contracts

Separate Accounts	Products
Brighthouse Separate Account Eleven for Variable Annuities	Gold Track

Gold Track Select

Gold Track Select - NY

Marquis Portfolios

Brighthouse Access

Brighthouse Access Select

Brighthouse Retirement Account

Pioneer AnnuiStar

Pioneer AnnuiStar Flex

Pioneer AnnuiStar Plus

Pioneer AnnuiStar Value

Portfolio Architect

Portfolio Architect II

Portfolio Architect 3

Portfolio Architect Access

Portfolio Architect L

Portfolio Architect Plus

Portfolio Architect Select

Portfolio Architect XTRA

Premier Advisers

Premier Advisers – Class II

Premier Advisers (Series II)

Premier Advisers II

Premier Advisers Ill

Premier Advisers Ill (Series II)

Premier Advisers AssetManager

Premier Advisers L

Premier Advisers L- Series II

PrimElite Annuity

PrimElite II Annuity

Universal Annuity

Universal Select Annuity

Universal Annuity Advantage

Vintage Access

Vintage Annuity

Vintage II

Vintage II- Series II

Vintage 3

Vintage L

Vintage XTRA

Vintage XTRA- Series II
Brighthouse Separate Account QPN for Variable Annuities	Blue Print I Unregistered

Blue Print II Unregistered

Brighthouse Retirement Perspectives

Prime Builder I Unregistered

Prime Builder II Unregistered

Unallocated Group

Unregistered Gold Track

Unregistered Gold Track - VSP

Unregistered Gold Track Express
Brighthouse Fund UL for Variable Life Insurance	Invest

MarketLife

Brighthouse Variable Life

Brighthouse Variable Life Accumulator

Brighthouse Variable Life Accumulator Series 2

Brighthouse Variable Life Accumulator Series 3

Brighthouse Variable Survivorship Life

Brighthouse Variable Survivorship Life II

VintageLife
Brighthouse Fund UL Ill for Variable Life Insurance	Corporate Owned VUL I

Corporate Owned VUL 2000

Corporate Owned VUL Ill

Corporate Owned VUL IV

Corporate Select Policy

Brighthouse Separate Account CPPVUL1	COLI PPVUL 1 Unregistered
Brighthouse Separate Account A	Marquis Portfolios (BLIC)

Pioneer PRISM

Pioneer PRISM L

Pioneer PRISM XC

PrimElite Ill

PrimElite IV

Prime Options

Vintage L (BLIC)

Vintage XC

SCHEDULE B

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

All Funds shall pay 12b-1 fees in the amount as stated in each Fund’s then current prospectus.

Legg Mason Partners Variable Equity Trust
Fund Name	Class	CUSIP	12b-1 Fees (per then Current Prospectus)
ClearBridge Variable Aggressive Growth Portfolio	I	52467X203	0bps
ClearBridge Variable Aggressive Growth Portfolio	II	52467X872	25bps
ClearBridge Variable Appreciation Portfolio	I	52467W882	0ps
ClearBridge Variable Appreciation Portfolio	II	52467W825	25bps
ClearBridge Variable Dividend Strategy Portfolio	I	52467W833	0bps
ClearBridge Variable Dividend Strategy Portfolio	II	52467W205	15bps
ClearBridge Variable Large Cap Growth Portfolio	I	52467X609	0bps
ClearBridge Variable Large Cap Value Portfolio	I	52467M504	0bps
ClearBridge Variable Mid Cap Portfolio	I	52467X708	0bps
ClearBridge Variable Small Cap Growth Portfolio	I	52467M843	0bps
ClearBridge Variable Small Cap Growth Portfolio	II	52467M819	25bps
QS Variable Conservative Growth	I	52467W502	0bps
QS Variable Growth	I	52467W700	0bps
QS Variable Moderate Growth	I	52467W601	0bps

Legg Mason Partners Variable Income Trust
Fund Name	Class	CUSIP	12b-1 Fees (per then Current Prospectus)
Western Asset Variable Global High Yield Bond Portfolio	I	52467K839	0bps
Western Asset Variable Global High Yield Bond Portfolio	II	52467K821	25bps
Western Asset Core Plus VIT Portfolio	I	52467K771	0bps

Legg Mason Funds:
Legg Mason Partners Equity Trust
Fund Name	Class	CUSIP	12b-1 Fees (per then Current Prospectus)
ClearBridge Small Cap Value Fund	A	52469G513	25bps
Legg Mason Partners Income Trust
Fund Name
Western Asset Corporate Bond Fund	A	52469F317	25bps